Exhibit 1.1

[•] Shares

CONFLUENT, INC.

CLASS A COMMON STOCK, PAR VALUE $0.00001 PER SHARE

UNDERWRITING AGREEMENT

[•], 2021

[•], 2021

Morgan Stanley & Co. LLC

J.P. Morgan Securities LLC

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Confluent, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) [•] shares of its Class A common stock, par value $0.00001 per share (the “Shares”). The shares of Class A common stock, par value $0.00001 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Class A Common Stock.” The shares of Class B common stock, par value $0.00001 per share, of the Company are hereinafter referred to as the “Class B Common Stock.” The Class A Common Stock and Class B Common Stock, collectively, are hereinafter referred to as the “Common Stock.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-256693), including a preliminary prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional shares of Class A Common Stock pursuant to Rule 462(b) under the Securities Act (a “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “preliminary prospectus” shall mean each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted information pursuant to Rule 430A under the Securities Act that was used after such effectiveness and prior to the execution and delivery of this Agreement, “Time of Sale Prospectus” means the preliminary prospectus contained in the Registration Statement at the time of its effectiveness together with the documents and pricing information and free writing prospectuses, if any, set forth in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof.

1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A under the Securities Act are pending before or, to the Company’s knowledge, threatened by the Commission.

(b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, will comply in all material respects with the applicable requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus, as of its date, does not contain and, as amended or supplemented, if applicable, as of the date of such amendment or supplement and as of the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through or on behalf of Morgan Stanley & Co. LLC (“Morgan Stanley”) and J.P. Morgan Securities LLC (“J.P. Morgan” and, together with Morgan Stanley, the “Representatives”) expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the Underwriter Information (as defined in Section 8(b) of this Agreement).

(c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the applicable requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or, if filed after the effective time of this Agreement, will comply as of the date of such filing in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the prior consent of the Representatives, prepare, use or refer to, any free writing prospectus.

(d) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction (to the extent the concept of good standing is applicable in such jurisdiction) in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(e) Each subsidiary of the Company has been duly incorporated, organized or formed, is validly existing as a corporation or other business entity in good standing under the laws of the jurisdiction (to the extent the concept of good standing is applicable in such jurisdiction) of its incorporation, organization or formation, has the corporate or other business entity power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction (to the extent the concept of good standing is applicable in such jurisdiction) in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(f) This Agreement has been duly authorized, executed and delivered by the Company.

(g) As of the Closing Date, the authorized capital stock of the Company will conform as to legal matters to the description thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus as of the dates set forth therein.

(h) The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

(i) The Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of the Shares will not be subject to any preemptive or similar rights that have not been validly waived.

(j) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of (i) applicable law, (ii) the certificate of incorporation or by-laws of the Company, (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except that in the case of clauses (i), (iii) and (iv) as would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries taken as a whole; and no consent, approval, authorization or order of, or qualification with, any governmental body, agency or court is required for the performance by the Company of its obligations under this Agreement, except such as have been obtained or waived or as may be required by the securities or Blue Sky laws of the various states or the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the offer and sale of the Shares.

(k) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(l) Neither the Company nor any of its subsidiaries is (i) in violation of its respective certificate of incorporation or bylaws, or other organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not reasonably be expected to, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(m) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and proceedings that would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by each of the Registration Statement, the Time of Sale Prospectus and the Prospectus or (ii) that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not so described in all material respects; and there are no statutes, regulations, contracts or other documents to which the Company or its subsidiaries are subject or by which the Company or its subsidiaries are bound that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described in all material respects or filed as required.

(n) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the applicable requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.

(o) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(p) The Company and each of its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not reasonably be expected to, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(q) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(r) Except as have been waived or complied with in connection with the issuance and sale of the shares contemplated hereby or as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(s) (i) None of the Company or any of its subsidiaries or controlled affiliates, or any director, officer, or employee thereof, or, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries or controlled affiliates, while acting on behalf of the Company, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (ii) the Company and each of its subsidiaries and controlled affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) neither the Company nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(t) The operations of the Company and each of its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and each of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(u) (i) None of the Company, any of its subsidiaries, or any director, officer, or employee thereof, or, to the Company’s knowledge, any agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or

(B) located, organized or resident in a country or territory that is the subject of comprehensive Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria) (collectively, the “Sanctioned Countries”).

(ii) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person that, at the time of such funding or facilitation, is the subject of Sanctions or in a Sanctioned Country; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) The Company and each of its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any unauthorized dealings or transactions with any Person that at the time of the dealing or transaction is or was the subject of Sanctions or in a Sanctioned Country.

(v) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries, taken as a whole, have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, other than through the net exercise or settlement of equity awards or from its employees or other service providers in connection with the termination of their service from the Company or its subsidiaries pursuant to the existing terms of the equity compensation plans or agreements described in the Time of Sale Prospectus, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, (other than the exercise or settlement of equity awards or grants of equity awards or forfeiture of equity awards outstanding as of such respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, in each case granted pursuant to the equity compensation plans described in the Time of Sale Prospectus) short-term debt or long-term debt of the Company and its subsidiaries, taken as a whole.

(w) Neither the Company nor any of its subsidiaries owns any real property. The Company and each of its subsidiaries has good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and, to the Company’s knowledge, enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

(x) (i) Except as would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole, to the knowledge of the Company, the Company and its subsidiaries own or have a valid license in and to all patent rights, copyrights (including such rights in website and mobile content, data, databases and other compilations of information), rights in know-how (including trade secrets and any other unpatented, unpatentable or non-copyrightable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names and trade dress (including such similar rights in domain names, social media identifiers and accounts and other source identifiers), and all other intellectual property, industrial, or proprietary rights recognized in any jurisdiction throughout the world (including any and all issuances and registrations and applications for issuance or registration of, and all goodwill associated with, any of the foregoing, as applicable) (collectively, “Intellectual Property Rights”) used in or reasonably necessary to the conduct of their businesses as now operated by them or as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus (collectively, the “Company Intellectual Property”); (ii) except as would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole, (A) the Intellectual Property Rights owned by the Company and its subsidiaries are subsisting, and to the Company’s knowledge, valid and enforceable, and (B) there is no pending or, to the Company’s knowledge, threatened, action, suit, proceeding or claim by others challenging the validity, scope or enforceability of any such Intellectual Property Rights; (iii) neither the Company nor any of its subsidiaries has received any written notice alleging any infringement, misappropriation or other violation of third-party Intellectual Property Rights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole; (iv) except as would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole, to the Company’s knowledge, none of the Company Intellectual Property has been obtained or is being used by the Company and its subsidiaries in violation of any contractual obligation binding on the Company or its subsidiaries; (v) except as would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole, to the Company’s knowledge, no third party is infringing, misappropriating or otherwise violating, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights owned by the Company or any of its subsidiaries; (vi) except as would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole, to the Company’s knowledge, neither the Company nor any of its subsidiaries infringes, misappropriates or otherwise violates, or has in the three (3) year period prior to the date hereof infringed, misappropriated or otherwise violated, any third-party Intellectual Property Rights; (vii) except as would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole, all current and former employees or contractors engaged in the development of Intellectual Property Rights for or on behalf of the Company or any subsidiary of the Company have assigned their right, title and interest in and to such Intellectual Property Rights to the Company or its applicable subsidiary pursuant to an executed invention assignment agreement; and (viii) except as would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole, each of the Company and its subsidiaries have taken commercially reasonable steps to maintain the confidentiality of the trade secrets the confidentiality of which is material to the businesses of the Company and its subsidiaries for so long as the Company desires to maintain such information as a trade secret in the exercise of its ordinary business discretion (including, without limitation, all proprietary source code not subject to or made available as Open Source Software), including by executing, where appropriate, nondisclosure and confidentiality agreements, and, except as would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole, to the Company’s knowledge, no such agreement has been breached or violated.

(y) The Company and its subsidiaries use and have used software and other materials distributed or made available under or subject to a “free,” “open source,” or similar licensing model (including but not limited to those being considered as open source software licenses by the Open Source Initiate or free software licenses by the Free Software Foundation, such as the MIT License, Apache License, Apache 2.0 License, GNU General Public License, GNU Lesser General Public License and GNU Affero General Public License) (collectively “Open Source Software”) in compliance with all license terms applicable to such Open Source Software, except where the failure to comply would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole. Except as would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole, neither the Company nor any of its subsidiaries has used, made available or distributed Open Source Software in any manner that requires or has required proprietary software of the Company or any of its subsidiaries to be (A) disclosed or distributed in source code form, (B) licensed for the purpose of making derivative works or (C) redistributed at no charge, except where the Company and its subsidiaries have reasonably exercised their business judgment in connection with the distribution or making available of Open Source Software.

(z) The Company and each of its subsidiaries have complied and are presently in compliance with all: internal and external privacy policies, contractual obligations, industry standards, laws, statutes, judgments, orders, rules and regulations of any court, arbitrator or other governmental or regulatory authority and other legal obligations, in each case to the extent applicable to and legally binding on the Company or any of its subsidiaries, or with which the Company or its subsidiaries is contractually obligated to comply, and relating to the collection, use, processing, transfer, storage, protection, disposal and disclosure by the Company or any of its subsidiaries of personal, personally identifiable, sensitive, or confidential data (“Data Security Obligations”). The Company and its subsidiaries have not received any written notification of or complaint regarding and are unaware of any other facts that, singly or in the aggregate, would reasonably indicate non-compliance with any Data Security Obligation, except as would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole. There is no action, suit or proceeding by or before any court, arbitrator or other governmental or regulatory authority pending or to the knowledge of the Company, threatened, against the Company or any of its subsidiaries alleging non-compliance with any Data Security Obligation. The Company and its Subsidiaries have posted privacy policies on their websites, which provides notice of their privacy practices, in all material respects, to the extent required by Data Security Obligations. Such privacy policies do not contain any material omissions of the Company’s and its subsidiaries’ privacy practices in violation of Data Security Obligations. Except as would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole, the delivery and performance of this Agreement or any other agreement referred to in this Agreement, and the performance by the Company of its obligations under this Agreement, will not result in a breach or violation on the part of the Company or any of its subsidiaries of any Data Security Obligations.

(aa) The Company and each of its subsidiaries have implemented and maintained commercially reasonable technical and organizational measures designed to protect the information technology assets and systems, trade secrets, confidential data and personal information used in connection with the operation of and material to the Company’s and its subsidiaries’ businesses. Without limiting the foregoing, the Company and its subsidiaries have used commercially reasonable efforts to establish and maintain, and have in all material respects established, maintained, implemented and complied with commercially reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans that are designed to protect against and prevent breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any information technology asset or system, trade secret or data used in connection with the operation of, or material to, the Company’s and its subsidiaries’ businesses (“Breach”). Except as has been previously disclosed to the Representatives, and except as would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, to the Company’s knowledge, there has been no such Breach, and the Company and its subsidiaries have not been provided written notification of and have no knowledge of any event or condition that would reasonably be expected to result in, any Breach.

(bb) Except as would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, (A) each Plan (as defined below) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Internal Revenue Code of 1986, as amended (the “Code”); (B) no non-exempt prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan; (C) for each Plan, no failure to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA), whether or not waived, has occurred or is reasonably expected to occur; (D) no “reportable event” (within the meaning of Section 4043(c) of ERISA, other than those events as to which notice is waived) has occurred or is reasonably expected to occur; and (E) neither the Company nor any member of the Company’s “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code) has incurred, nor is reasonably expected to incur, any liability under Title IV of ERISA (other than contributions to any Plan or any Multiemployer Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan or a Multiemployer Plan. For purposes of this paragraph, (x) the term “Plan” means an employee benefit plan, within the meaning of Section 3(3) of ERISA, subject to Title IV of ERISA, but excluding any Multiemployer Plan, for which the Company or any member of its “Controlled Group” has any liability and (y) the term “Multiemployer Plan” means a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA.

(cc) No material labor dispute with the employees of the Company or any of its subsidiaries exists, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(dd) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are, in the reasonable judgment of the Company, prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(ee) The Company and its subsidiaries, taken as a whole, possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to obtain such certificates, authorizations and permits would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(ff) The financial statements included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related schedules and notes thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods covered thereby except for any normal year-end adjustments in the Company’s quarterly financial statements. The other financial information included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby.    The statistical, industry-related and market-related data included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate and such data are consistent with the sources from which they are derived, in each case in all material respects. To the extent required, the Company has obtained the written consent to the use of such data from such sources where applicable.

(gg) PricewaterhouseCoopers LLC (“PwC”), who have certified certain financial statements of the Company and its subsidiaries and delivered its report with respect to the audited consolidated financial statements filed with the Commission as part of the Registration Statement and included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(hh) The Company and its subsidiaries, taken as a whole, maintain a system of internal accounting controls designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting.

(ii) Except as described in the Time of Sale Prospectus or the Registration Statement, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(jj) The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which, singly or in the aggregate, has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a material adverse effect on the Company and its subsidiaries, taken as a whole.

(kk) The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance with all provisions of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), and all rules and regulations promulgated thereunder applicable to the Company at such time.

(ll) The Company has not taken, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(mm) From the time of initial confidential submission of the Registration Statement to the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(nn) The Company (i) has not alone engaged in any Testing-the-Waters Communication with any person other than Testing-the-Waters Communications with the consent of the Representatives with entities that are reasonably believed to be qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are reasonably believed to be accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communication other than those listed on Schedule II hereto. “Testing-the-Waters Communication” means any communication with potential investors undertaken in reliance on Section 5(d) or Rule 163B of the Securities Act. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(oo) As of the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, none of (A) the Time of Sale Prospectus, (B) any free writing prospectus, when considered together with the Time of Sale Prospectus, and (C) any individual Written Testing-the-Waters Communication, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.

(pp) There are no debt securities or preferred stock issued, or guaranteed, by the Company that are rated by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the terms and conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective number of Shares set forth in Schedule I hereto opposite its name at $[•] a share (the “Purchase Price”).

3. Terms of Public Offering. The Company is advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in the judgment of the Representatives is advisable. The Company is further advised by the Representatives that the Shares are to be offered to the public initially at $[•] a share (the “Public Offering Price”) and to certain dealers selected by the Representatives at a price that represents a concession not in excess of $[•] a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $[•] a share, to any Underwriter or to certain other dealers.

4. Payment and Delivery. Payment for the Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on [•], 2021, or at such other time on the same or such other date, not later than [•], 2021, as shall be designated in writing by the Representatives. The time and date of such payment are hereinafter referred to as the “Closing Date.”

The Shares shall be registered in such names and in such denominations as Morgan Stanley shall request in writing not later than one full business day prior to the Closing Date. The Shares shall be delivered to Morgan Stanley on the Closing Date for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

5. Conditions to the Underwriters’ Obligations. The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than [•] (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in the judgment of the Representatives, is material and adverse and that makes it, in the judgment of the Representatives, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus and the Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed on behalf of the Company by an executive officer of the Company, to the effect set forth in Sections 5(a)(i) and 5(a)(ii) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Cooley LLP, outside counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(d) The Underwriters shall have received on the Closing Date an opinion and disclosure letter of Sullivan & Cromwell LLP, counsel for the Underwriters, dated the Closing Date, in form and substance satisfactory to the Representatives.

With respect to the negative assurance or disclosure letters to be delivered pursuant to Sections 5(c) and 5(d) above, Cooley LLP and Sullivan & Cromwell LLP may state that their opinions and beliefs are based upon their participation in the preparation of the Registration Statement, the Time of Sale Prospectus and the Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

The opinion of Cooley LLP described in Section 5(c) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(e) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from PwC, an independent registered public accounting firm, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(f) The Underwriters shall have received, on each of the date hereof and the Closing Date, a certificate signed by the principal financial officer of the Company, dated respectively as of the date hereof and as of the Closing Date, substantially in the form agreed with the Representatives.

(g) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Representatives and certain shareholders, officers and directors of the Company relating to restrictions on sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Representatives on or before the date hereof (the “Lock-up Agreements”), shall be in full force and effect on the Closing Date.

(h) The representations and warranties of the Company contained in this Agreement shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(i) The Underwriters shall have received such other documents as the Representatives may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Shares to be sold on the Closing Date and other matters related to the issuance of such Shares.

6. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) To furnish to the Representatives, without charge, five signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and, during the Prospectus Delivery Period (as defined below), to furnish to the Representatives in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Underwriter or dealer.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably object.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Shares may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request, provided, however, that nothing contained herein shall require the Company to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) execute or file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h) To make generally available (which may be satisfied by filing with the Commission on its Electronic Data Gathering, Analysis and Retrieval System) to the Company’s security holders and to the Representatives as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by FINRA (provided, that the amount payable by the Company with respect to the fees and disbursements of counsel for the Underwriters pursuant to subsections (iii) and (iv) shall not exceed $35,000), (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Class A Common Stock and all costs and expenses incident to listing the Shares on the Nasdaq Global Select Market and other national securities exchanges and foreign stock exchanges, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show (provided, that (i) the Underwriters shall pay 50% of the cost of any aircraft chartered in connection with such “road show” (it being understood that the use of any chartered aircraft shall be expressly approved by the Company) and (ii) for the avoidance of doubt, the Underwriters shall pay all costs and expenses related to their participation in investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including all travel and other expenses of the Underwriters or any of their employees incurred by them in connection with the “road show”), (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

(j) The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Securities Act and (ii) completion of the Restricted Period (as defined in this Section 6).

(k) If at any time during the Prospectus Delivery Period and following the distribution of any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act there occurred or occurs an event or development as a result of which such Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(l) The Company has delivered to each Underwriter (or its agent), on or prior to the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing Certification.

The Company also covenants with each Underwriter that, without the prior written consent of Morgan Stanley and J.P. Morgan on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period commencing on the date hereof and ending on the earlier of (i) 181 days after the date of the Prospectus and (ii) the opening of trading on the second trading day after the Company announces earnings results for the quarter ending September 30, 2021, (such period, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

The restrictions contained in the preceding paragraph shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Common Stock upon the conversion of a security outstanding on the date hereof as described in each of the Time of Sale Prospectus and Prospectus, (C) the issuance by the Company of Common Stock upon the exercise of options or the settlement of restricted stock units outstanding as of the date of this Agreement or issued after the date of this Agreement pursuant to the Company’s equity plans described in the Time of Sale Prospectus, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement, (D) the issuance by the Company of shares of Class A Common Stock upon the conversion of shares of Class B Common Stock, (E) the issuance by the Company of shares of Common Stock or securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock, in each case pursuant to the Company’s equity plans described in the Time of Sale Prospectus, (F) as a bona fide gift to a charitable organization, provided that any such transfer shall not involve a disposition for value and provided further that the aggregate number of shares of Common Stock that the Company may issue pursuant to this clause (F) may not exceed 250,000, (G) the issuance by the Company of shares of Common Stock or securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock in connection with (x) the acquisition by the Company or any of its subsidiaries of the securities, business, technology, property or other assets of another person or entity or pursuant to an employee benefit plan assumed by the Company in connection with such acquisition, and the issuance of any such securities pursuant to any such agreement, or (y) the Company’s joint ventures, commercial relationships and other strategic relationships, (H) the filing of any registration statement(s) on Form S-8 relating to the securities granted or to be granted pursuant to (A) the Company’s equity plans that are described in the Time of Sale Prospectus or (B) any assumed employee benefit plan contemplated by clause (G), or (I) facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock; provided that in the case of clause (G), the aggregate number of shares of Common Stock that the Company may sell or issue or agree to sell or issue shall not exceed 7.5% of the total number of shares of Common Stock of the Company outstanding immediately following the issuance of the Shares contemplated by this Agreement; provided further that any restricted stock units issued by the Company pursuant clause (E) must not vest during the Restricted Period; provided further, that in the case of clause (B), (C), (E) (except with respect to issuances by the Company of options or restricted stock units that do not vest during the Restricted Period), (F), and (G), the Company shall cause each recipient of such securities to execute and deliver to Morgan Stanley and J.P. Morgan, on or prior to the issuance of such securities, a lock-up letter on substantially the same terms as the form of lock-up letter set forth in Exhibit A hereto for the remainder of the Restricted Period and enter stop transfer instructions with the Company’s transfer agent and registrar on such securities and maintain such instructions for the remainder of the Restricted Period; and provided further, that in the case of clause (I), (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period.

If Morgan Stanley and J.P. Morgan, in their sole discretion, agree to release or waive the restrictions on the transfer of Shares set forth in a Lock-up Agreement for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service, or by such other means not prohibited by FINRA Rule 5131 (or any successor rule), at least two business days before the effective date of the release or waiver.

7. Covenants of the Underwriters. Each Underwriter, severally and not jointly, covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

8. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”), the Prospectus or any amendment or supplement thereto, or any Testing-the-Waters Communication, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters through the Representatives consists of the Underwriter Information described as such in paragraph (b) below.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto, it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the [•] paragraph under the caption “Underwriters” and the information contained in the [•] paragraph[s] under the caption “Underwriters” (the “Underwriter Information”).

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred, fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed in writing to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonably incurred fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into (A) more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

9. Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to or on the Closing Date, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE American or the Nasdaq Global Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the judgment of the Representatives, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement required to be complied with, or if for any reason the Company shall be unable to perform its obligations under this Agreement, other than by reason of a default by the Underwriters, or the occurrence of any of the events described in clauses (iii), (iv) or (v) of Section 9, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement, any contemporaneous written agreements and prior written agreements (to the extent not superseded by this Agreement), if any, (iii) the Underwriters may have interests that differ from those of the Company, and (iv) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

12. Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

13. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

14. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representatives in care of Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department and J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179; Attention Equity Syndicate Desk, with a copy to the Legal Department; and if to the Company shall be delivered, mailed or sent to Confluent, Inc., 899 W. Evelyn Ave., Mountain View, California 94041, Attention: Melanie Vinson, Esq., Chief Legal Officer, with a copy to Cooley LLP, 3175 Hanover Street, Palo Alto, California 94304, Attention: Jon Avina, Esq.

Very truly yours, CONFLUENT, INC.

By:
Name: Steffan Tomlinson
Title: Chief Financial Officer

Accepted as of the date hereof Morgan Stanley & Co. LLC J.P. Morgan Securities LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto.

By:	MORGAN STANLEY & CO. LLC

By:
Name:
Title:

By:	J.P. MORGAN SECURITIES LLC

By:
Name:
Title:

SCHEDULE I

Underwriter	Number of Shares To Be Purchased
Morgan Stanley & Co. LLC	[•]
J.P. Morgan Securities LLC	[•]
Goldman Sachs & Co. LLC	[•]
BofA Securities, Inc.	[•]
Citigroup Global Markets Inc.	[•]
Barclays Capital Inc.	[•]
Credit Suisse Securities (USA) LLC	[•]
Deutsche Bank Securities Inc.	[•]
UBS Securities LLC	[•]
Wells Fargo Securities, LLC	[•]
Cowen and Company, LLC	[•]
D.A. Davidson & Co.	[•]
JMP Securities LLC	[•]
KeyBanc Capital Markets Inc.	[•]
Piper Sandler & Co.	[•]

Total:	[•]

I-1

SCHEDULE II

Time of Sale Prospectus

1.	Preliminary Prospectus issued [•]

2.	[identify all free writing prospectuses filed by the Company under Rule 433(d) of the Securities Act]

3.	[free writing prospectus containing a description of terms that does not reflect final terms, if the Time of Sale Prospectus does not include a final term sheet]

4.

[orally communicated pricing information such as price per share and size of offering if a Rule 134 pricing term sheet is used at the time of sale instead of a pricing term sheet filed by the Company under Rule 433(d) as a free writing prospectus]

II-1

Cooley Draft of May 19, 2021

CONFIDENTIAL

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

_____________, 2021

Morgan Stanley & Co. LLC

J.P. Morgan Securities LLC

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC (“Morgan Stanley”) and J.P. Morgan Securities LLC (the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Confluent, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representatives (the “Underwriters”), of shares (the “Shares”) of the Class A common stock, par value $0.00001, of the Company (the “Class A Stock”). As used herein, the term “Common Stock” refers to shares of the Company’s Common Stock, par value $0.00001 per share, including any shares of Class A Stock and Class B common stock, par value $0.00001 per share.

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley and J.P. Morgan Securities LLC on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period commencing on the date hereof and ending on and including 180 days after the date of the final prospectus relating to the Public Offering (such final prospectus, the “Prospectus,” and such period as modified by paragraphs (a), (b) and (c) below, as may be applicable to the undersigned, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise (clauses (1) and (2) above together referred to as “Transfers” and each a “Transfer”). The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transaction designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition of any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock, even if any such sale or disposition transaction or transactions would be made or executed by or on behalf of someone other than the undersigned.

Notwithstanding the foregoing,

(a) if the undersigned is a current employee of the Company or its subsidiaries as of and including the third (3rd) Business Day prior to the First Trading Day (as defined below), excluding (i) any director of the Company, (ii) any contractor or consultant of the Company or its subsidiaries, (iii) any officer of the Company within the meaning of Section 16(a) of the Exchange Act or any employee designated as an “Executive Officer” in the Management section of the Prospectus (each, an “Officer”), (iv) any Investor or Founder (each as defined in the Investors’ Rights Agreement (as defined below)), and (v) any other stockholder named on Annex A hereto and his, her, or its permitted transferees (each such person, excluding those described in clauses (i), (ii), (iii), (iv) and (v) above, an “Employee Stockholder”), subject to compliance with applicable securities laws including without limitation Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), the undersigned may sell in the public market, beginning at the commencement of trading on the first Trading Day on which the Common Stock is traded on the exchange on which the Common Stock is listed (the “First Trading Day”), a number of shares of Common Stock not in excess of 15% of the aggregate number of vested shares of Common Stock owned by the undersigned or issuable upon exercise of vested options to purchase shares of Common Stock or settlement of restricted stock units (“RSUs”) owned by the undersigned as of the First Trading Day;

(b) if the undersigned is an Employee Stockholder as of and including the third (3rd) Business Day prior to the Initial Earnings-Related Release Date (as defined below), a current contractor or consultant of the Company or its subsidiaries as of and including the third (3rd) Business Day prior to the Initial Earnings-Related Release Date (as defined below), a director of the Company, an Officer, an Investor or Founder (as such terms are defined in the Investors’ Rights Agreement), or a stockholder named on Annex A hereto and his, her, or its permitted transferees, subject to compliance with applicable securities laws, including, without limitation, Rule 144 promulgated under the Securities Act, the undersigned may Transfer (in addition to any shares of Common Stock that the undersigned is permitted to sell pursuant to paragraph (a) above that have not been sold as of the Initial Earnings-Related Release Date (as defined below)) beginning at the opening of trading on the second Trading Day after the Company’s public announcement of its earnings (which for this purpose shall not include “flash” numbers or preliminary, partial earnings) for the first completed quarterly period following the most recent period for which financial statements are included in the Prospectus (such second Trading Day, the “Initial Earnings-Related Release Date”), a number of shares of Common Stock not in excess of 25% of the aggregate number of vested shares of Common Stock owned by the undersigned or issuable upon exercise of vested options to purchase shares of Common Stock or settlement of RSUs owned by the undersigned as of the Initial Earnings-Related Release Date; and

(c) in addition, and notwithstanding anything to the contrary herein, the Restricted Period shall terminate commencing on the opening of trading on the second Trading Day immediately following the Company’s release of earnings (which for this purpose shall not include “flash” numbers or preliminary, partial earnings) for the second completed quarterly period following the most recent period for which financial statements are included in the Prospectus.

Any release of shares from the restrictions contained in this agreement pursuant to paragraphs (b) or (c) above shall be referred to as an “Earnings-Related Release.” Notwithstanding the foregoing, an Earnings-Related Release shall not occur unless the Company shall have announced, either through a major news service or on a Form 8-K, the date of the earnings announcement that shall give rise to such Earnings-Related Release, and the anticipated date of such Earnings-Related Release, at least five Trading Days in advance of the date of such earnings announcement. The release of the undersigned’s shares from the restrictions contained in this agreement pursuant to paragraphs (a) or (b) shall not include shares owned by any affiliated limited liability company, partnership, corporation, trust or other entity (each an “Affiliated Entity”); provided, that the limitation set forth in this sentence shall not apply if (1) the undersigned is not an Employee Stockholder or a contractor or consultant of the Company or any of its subsidiaries and (2) all of the equity interests and other economic interests in an Affiliated Entity are owned exclusively by the undersigned and/or immediate family members of the undersigned (including through a trustee or trust beneficiary relationship).

For purposes of this agreement, a “Trading Day” is a day on which the New York Stock Exchange and the Nasdaq Stock Market are open for the buying and selling of securities. For purposes of this agreement, “Investors’ Rights Agreement” shall refer to that certain Amended and Restated Investors’ Rights Agreement, dated March 20, 2020, by and among the Company, the Founders named therein and the Investors named therein.

Notwithstanding the foregoing, in addition to, and not by way of limitation of, any transfers by the undersigned that are permitted pursuant to paragraphs (a), (b) or (c) above, the undersigned may transfer the undersigned’s shares of Common Stock in the following transactions:

(i) as a bona fide gift or gifts (including, without limitation, to a charitable organization or educational institution) or for bona fide estate planning purposes; provided that any such transfer shall not involve a disposition for value; provided further that it shall be a condition to such transfer that the donee or donees or transferee or transferees thereof shall sign and deliver a lock-up agreement substantially in the form of this agreement; and provided further that no filing under Section 16(a) of the Exchange Act reporting such transfer of the undersigned’s shares of Common Stock, or other public filing, report or announcement by or on behalf of the undersigned reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period (other than any required Schedule 13D filing or Form 5 filing after the end of the calendar year in which such transaction occurs, which shall include a statement to the effect that (A) such transaction reflects the circumstances described in this clause (i) and (B) that the donee or transferee, as the case may be, has agreed in writing to be bound by the restrictions set forth herein), until after the 60th calendar day after the date of the Prospectus, following which any public filing, report or announcement, including a report under Section 16(a) of the Exchange Act or Schedule 13D, shall include a statement in such report to the effect that (1) such transfer relates to the circumstances described in this clause (i), and (2) the shares received are subject to a lock-up agreement with the Underwriters of the Public Offering;

(ii) to any immediate family member (as defined below) of the undersigned or to any trust for the direct or indirect benefit of the undersigned or an immediate family member of the undersigned, or if the undersigned is a trust, to a trustor or beneficiary of the trust (including such beneficiary’s estate) of the undersigned; provided that any such transfer shall not involve a disposition for value; provided further that it shall be a condition to such transfer that the transferee signs and delivers a lock-up agreement substantially in the form of this agreement; and provided further that no public filing, report or announcement by or on behalf of the undersigned reporting a reduction in beneficial ownership of shares of Common Stock shall be voluntarily made during the Restricted Period, other than if the undersigned is required to file a report under Section 16(a) of the Exchange Act or Schedule 13D during the Restricted Period, in which case the undersigned shall include a statement in such report to the effect that (A) such transfer relates to the circumstances described in this clause (ii), and (B) the shares received are subject to a lock-up agreement with the Underwriters of the Public Offering;

(iii) upon death or by will, testamentary document or intestate succession; provided that any such transfer shall not involve a disposition for value; provided further that the transferee signs and delivers a lock-up agreement substantially in the form of this agreement; and provided further that no public filing, report or announcement by or on behalf of the undersigned reporting a reduction in beneficial ownership of shares of Common Stock shall be voluntarily made during the Restricted Period, other than if the undersigned is required to file a report under Section 16(a) of the Exchange Act or Schedule 13D during the Restricted Period, in which case the undersigned shall include a statement in such report to the effect that (A) such transfer relates to the circumstances described in this clause (iii), and (B) the shares received are subject to a lock-up agreement with the Underwriters of the Public Offering;

(iv) in connection with a sale of the undersigned’s shares of Common Stock acquired (A) from the Underwriters in the Public Offering or (B) in open market transactions after the Public Offering Date; provided that it shall be a condition to the transfer that no filing under Section 16(a) of the Exchange Act reporting such transfer of the undersigned’s shares of Common Stock, or other public filing, report or announcement by or on behalf of the undersigned reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period;

(v) if the undersigned is a partnership, limited liability company, corporation, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (within the meaning set forth in Rule 405 as promulgated by the SEC under the Securities Act of 1933, as amended, and including the subsidiaries of the undersigned) of the undersigned, (B) to any investment fund or other entity controlled or managed by the undersigned or affiliates of the undersigned or (C) as part of a distribution, transfer or disposition by the undersigned to its stockholders, limited partners, general partners, limited liability company members or other equityholders or to the estate of any such stockholders, limited partners, general partners, limited liability company members or equityholders; provided that in each case (A) through (C) it shall be a condition to such transfer that the transferee or distributee signs and delivers a lock-up agreement substantially in the form of this agreement; provided further that in each case (A) through (C) such transfer shall not involve a disposition for value; and provided further that in each case (A) through (C) no filing under Section 16(a) of the Exchange Act reporting such transfer of the undersigned’s shares of Common Stock, or other public filing, report or announcement by or on behalf of the undersigned reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period;

(vi) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i), (ii) and (iii) above; provided that in it shall be a condition to such transfer that the transferee signs and delivers a lock-up agreement substantially in the form of this agreement; and provided further that no filing under Section 16(a) of the Exchange Act reporting such transfer of the undersigned’s shares of Common Stock, or other public filing, report or announcement by or on behalf of the undersigned reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period;

(vii) to the Company in connection with the exercise of options, including “net” or “cashless” exercises, or settlement of other equity awards, including any transfer of shares of Common Stock to the Company for the payment of tax withholdings or remittance payments due as a result of the exercise of any such equity awards; provided that in all such cases, (A) the exercise be pursuant to equity awards granted under a stock incentive plan or other equity award plan that is described in the Time of Sale Prospectus and the Prospectus, (B) any shares of Common Stock received upon such exercise shall be subject to the terms of this agreement, and (C) no public filing, report or announcement by or on behalf of the undersigned reporting a reduction in beneficial ownership of shares of Common Stock shall be voluntarily made during the Restricted Period, other than if the undersigned is required to file a report under Section 16(a) of the Exchange Act during the Restricted Period, in which case the undersigned shall include a statement in such report to the effect that (1) such transfer relates to the circumstances described in this clause (vii), and (2) the shares received are subject to a lock-up agreement with the Underwriters of the Public Offering;

(viii) by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement; provided that the transferee signs and delivers a lock-up agreement substantially in the form of this agreement; and provided further that no public filing, report or announcement by or on behalf of the undersigned reporting a reduction in beneficial ownership of shares of Common Stock shall be voluntarily made during the Restricted Period, other than if the undersigned is required to file a report under Section 16(a) of the Exchange Act or Schedule 13D during the Restricted Period, in which case the undersigned shall include a statement in such report to the effect that (A) such transfer relates to the circumstances described in this clause (viii), and (B) the shares received are subject to a lock-up agreement with the Underwriters of the Public Offering;

(ix) to the Company, in connection with the repurchase of shares of Common Stock issued pursuant to an employee benefit plan or stock plan disclosed in the Prospectus or pursuant to the agreements pursuant to which such shares were issued as disclosed in the Prospectus, in each case, upon termination of the undersigned’s relationship with the Company; provided that that no public filing, report or announcement by or on behalf of the undersigned reporting a reduction in beneficial ownership of shares of Common Stock shall be voluntarily made during the Restricted Period, other than if the undersigned is required to file a report under Section 16(a) of the Exchange Act during the Restricted Period, in which case the undersigned shall include a statement in such report to the effect that such transfer relates to the circumstances described in this clause (ix);

(x) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s capital stock and approved by the board of directors of the Company, and the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of at least 50% of total voting power of the voting stock of the Company or the surviving entity (a “Change of Control Transaction”); provided that in the event that the Change of Control Transaction is not completed, the undersigned’s shares shall remain subject to the provisions of this agreement;

(xi) to the Company in connection with the conversion or reclassification of the outstanding equity securities of the Company into shares of Common Stock, or any reclassification or conversion of the Company’s Common Stock, in each case as described and as contemplated in the Time of Sale Prospectus and the Prospectus; provided that any such shares of Common Stock received upon such conversion or reclassification shall be subject to the terms of this agreement;

(xii) in the case of Employee Stockholders or Officers, in connection with the sale or transfer of the undersigned’s shares of Common Stock to satisfy any income, employment, or social tax withholding and remittance obligations of the undersigned arising in connection with the vesting or settlement of restricted stock units held by the undersigned and outstanding as of the date of the Public Offering; provided that that the undersigned shall include a statement in any report under Section 16(a) of the Exchange Act reporting such transfer to the effect that such transfer relates to the circumstances described in this clause (xii); and

(xiii) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer, sale or other disposition of shares of Common Stock, if then permitted by the Company; provided that such plan does not provide for the transfer of Common Stock during the Restricted Period (except to the extent otherwise allowed pursuant to paragraph (a) or (b) above); and provided further no public announcement or filing under the Exchange Act, or any other public filing or announcement, shall be required or shall be voluntarily made regarding the establishment of such plan during the Restricted Period.

For purposes of this agreement, “immediate family member” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin and “permitted transferee” shall mean any relationship described in clauses (i), (ii), (iii), (v), (vi) or (viii) above.

In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley and J.P. Morgan Securities LLC on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing restrictions shall be equally applicable to any issuer-directed Shares the undersigned may purchase in the offering.

If the undersigned is an officer (as such term is defined under the rules and regulations of FINRA) or director of the Company, (i) Morgan Stanley agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, Morgan Stanley will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service or by such other means not prohibited by FINRA Rule 5131 (or any successor rule) at least two business days before the effective date of the release or waiver. Any release or waiver granted by Morgan Stanley hereunder to any such officer (as such term is defined under the rules and regulations of FINRA) or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration or to an immediate family member as defined in FINRA Rule 5130(i)(5) and (b) the transferee has agreed in writing to be bound by the same terms described in this agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Shares and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Public Offering, the Underwriters are not making a recommendation to you to participate in the Public Offering or sell any Shares at the price determined in the Public Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

The undersigned understands that, if (i) the Underwriting Agreement does not become effective by September 30, 2021 (provided, however, that the Company may, by written notice to the undersigned prior to such date, extend such date for a period of up to an additional 90 days), (ii) the Company shall advise the Representatives in writing prior to the execution of the Underwriting Agreement that it has determined not to proceed with the Public Offering, (iii) the Registration Statement is withdrawn prior to the execution of the Underwriting Agreement, or (iv) the Underwriting Agreement shall terminate or be terminated prior to payment for and delivery of the Class A Stock to be sold thereunder, then upon the earliest to occur of any of clauses (i) through (iv) above, the undersigned shall automatically, and without any action on the part of any party, be released from all obligations under this agreement.

The undersigned hereby consents to receipt of this agreement in electronic form and understands and agrees that this agreement may be signed electronically. In the event that any signature is delivered by facsimile transmission, electronic mail, or otherwise by electronic transmission evidencing an intent to sign this agreement, such facsimile transmission, electronic mail or other electronic transmission shall create a valid and binding obligation of the undersigned with the same force and effect as if such signature were an original. Execution and delivery of this agreement by facsimile transmission, electronic mail or other electronic transmission is legal, valid and binding for all purposes.

This agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Signature page follows]

Very truly yours,

IF AN INDIVIDUAL:	IF AN ENTITY:

(duly authorized signature)	(please print complete name of entity)

Name:	By:
(please print full name)		(duly authorized signature)
Name:
(please print full name)
Title:
(please print full title)

Address:	Address:

E-mail:	E-mail:

A-1

ANNEX A

A-2

EXHIBIT B

FORM OF WAIVER OF LOCK-UP

_____________, 20__

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to Morgan Stanley & Co. LLC (“Morgan Stanley”) in connection with the offering by Confluent, Inc. (the “Company”) of _____ shares of Class A common stock, $0.00001 par value (the “Class A Common Stock”), of the Company and the lock-up agreement dated ____, 2021 (the “Lock-up Agreement”), executed by you in connection with such offering, and your request for a [waiver] [release] dated ____, 20__, with respect to ____ shares of Class A Common Stock (the “Shares”).

Morgan Stanley hereby agrees to [waive] [release] the transfer restrictions set forth in the Lock-up Agreement, but only with respect to the Shares, effective _____, 20__; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Agreement shall remain in full force and effect.

Very truly yours, Morgan Stanley & Co. LLC Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto

By:
Name:
Title:

cc:	Company

1

FORM OF PRESS RELEASE

Confluent, Inc.

[Date]

Confluent, Inc. (the “Company”) announced today that Morgan Stanley & Co. LLC, the lead book-running manager in the Company’s recent public sale of shares of its Class A common stock is [waiving][releasing] a lock-up restriction with respect to ____ shares of the Company’s Class A common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver][release] will take effect on ____, 20__ , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

2